Exhibit 99.1

MCEWEN MINING REPORTS Q3 2018 RESULTS

TORONTO, Oct. 30, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported third quarter results for the period ended Sept. 30, 2018 (“Q3”). During Q3, gold equivalent ounces (GEOs) produced increased by 51% and all-in sustaining costs per GEO sold decreased by 3% compared to Q3 2017. Net cash flow from the business excluding project development costs was $2.2 million or $0.01 per share. Total expenditure of $35.5 million was incurred to further our long-term production growth plans at the Gold Bar, Black Fox, Fenix and Los Azules projects. Our consolidated net loss for Q3 was $13.3 million or $0.04 per share.

During the first nine months of 2018, GEOs produced increased by 48% and all-in sustaining costs per GEO sold was unchanged compared to the same period in 2017. Net cash flow from the business excluding project development costs was $20.8 million or $0.06 per share. Total expenditure of $84.5 million was incurred to further our long-term production growth plans at the Gold Bar, Black Fox, Fenix and Los Azules projects. Our consolidated net loss for the first nine months of 2018 was $23.9 million or $0.07 per share.

Please join our conference call on Wednesday, Oct. 31st, 2018 at 11 am EDT. Call Toll Free (USA & Canada):

1 (844) 630-9911, Conference ID Number: 1787027. Further details are provided below.

The table below provides comparative production and cost results for the third quarter and year-to-date (YTD) ended Sept. 30, 2018 and 2017. For the SEC Form 10-Q Financial Statements and MD&A refer to:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Production and Costs (US$)

	Q3		YTD		Full Year
	2017	2018	2017	2018	2018 Guidance
Consolidated Production
Gold (oz.)	19,051	33,806	61,338	105,834	128,000
Silver (oz.)	749,749	745,172	2,252,003	2,213,254	3,225,000
GEOs(1)	29,047	43,742	91,364	135,344	171,000
El Gallo, Mexico
GEOs(1)	7,213	10,448	26,801	33,473	32,000
Cash Cost ($/GEO)(1)(3)(4)	832	671	695	709	650
AISC ($/GEO)(1)(3)(4)	946	696	813	752	715
San José, Argentina (49%)(2)
Gold (oz.)	11,862	11,768	34,705	34,729	48,000
Silver (oz.)	747,960	743,100	2,239,454	2,204,349	3,225,000
GEOs(1)	21,834	21,676	64,563	64,120	91,000
Cash Cost ($/GEO)(1)(3)(4)	850	856	896	864	860
AISC ($/GEO)(1)(3)(4)	1,065	1,028	1,109	1,078	1,110
Black Fox, Canada(4)
GEOs(1)	—	11,618	—	37,751	48,000
Cash Cost ($/GEO)(1)(3)(4)	—	932	—	839	920
AISC ($/GEO)(1)(3)(4)	—	1,285	—	1,159	1,210

Notes:

(1)         Silver and gold production is presented as GEOs, which approximate prevailing spot prices at the beginning of the year. The silver-to-gold ratio used for 2017 and 2018 is 75:1.

(2)         Represents the portion attributable to us from our 49% ownership interest in the San José Mine.

(3)         Earnings from mining operations, total cash costs, all-in sustaining costs (AISC), and cash, investments and precious metals, as applicable, are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

(4)         The Black Fox mine was acquired on Oct. 6, 2017.

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The table below provides comparative financial highlights for the third quarter and nine months ended Sept. 30, 2018 and 2017.

Financial Highlights (US$)

	Sept. 30, 2017	Sept. 30, 2018
Treasury ($ millions)
Cash, Investments and Precious Metals (4)	82.3	54.0
Working Capital	82.7	37.9
Debt	nil	50.0

	Q3 2017	Q3 2018	YTD 2017	YTD 2018
Earnings (Losses) from Mining Operations(4)
El Gallo ($ millions)	5.1	7.4	20.1	25.8
San José (49%) ($ millions)	4.5	(0.2)	14.3	7.7
Black Fox ($ millions)	—	(0.3)	—	7.1
Consolidated Net Income
Net Loss ($ millions)	(8.1)	(13.3)	(12.8)	(23.9)
Net Loss per Share ($)	(0.03)	(0.04)	(0.04)	(0.07)
Cash Flow
Net Cash Flow Provided (Used) in Operations ($ millions)	0.2	(1.4)	(16.4)	(0.8)

Gold Bar, Nevada, USA (100%)

Construction is advancing on schedule for completion by the end of 2018, targeting production in Q1 2019. Activities at Gold Bar in Q3 focused on completion of the heap leach pad and the crushing and conveying system, and advancing the gold processing facility. All major equipment and bulk materials are either on site or purchased. Engineering for the project is complete and 97% of contracts are awarded. During the first three years of operation beginning with 2019, Gold Bar is projected to produce 55,000, 74,000 and 68,000 ounces of gold, respectively.

During Q3 we announced an updated and increased resource estimate reflecting changes since the last Gold Bar Feasibility Study was published in March 2018. Measured and Indicated resources increased by 92,000 gold ounces to 721,000 gold ounces at 0.92 grams per tonne (g/t), and Inferred resources increased by 82,000 gold ounces to 197,000 gold ounces at 0.90 g/t. Combined with the nearby Gold Bar South deposit, the total resources on the Gold Bar Property are now 822,000 gold ounces in the Measured and Indicated category, and 202,000 gold ounces in the Inferred category. An updated mineral reserve estimate will be completed in Q1 2019.

We capitalized to construction in progress $28.5 million and $55.5 million for the three and nine months ended Sept. 30, 2018, respectively, and $61.5 million cumulative to date. Open pit mining development in the third quarter continued to focus on the Gold Pick West and Cabin Creek deposits. To date, 52,000 tonnes of ore at a grade of 0.5 g/t have been stockpiled, and a total of one million tonnes of pre-strip waste material has been removed.

We spent $1.0 million and $4.2 million on exploration in 2018 for the three and nine months ended Sept. 30, 2018, respectively, to further increase gold resources and test new exploration concepts at the Gold Bar Property, located along the prolific Battle Mountain - Cortez Gold Trend, Nevada. During 2019 we plan to drill for potential deep and large Carlin-type gold deposits below the existing oxide resources.

Black Fox, Canada (100%)

Black Fox production is in line with our full year production and cost guidance for 2018. Production in Q3 was 11,618 GEOs at cash costs and AISC of $932 and $1,285 per GEO, respectively. Year-to-date production was 37,751 GEOs at cash costs and AISC of $839 and $1,159 per GEO, respectively.

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The total exploration budget for 2018 at the Black Fox Complex in Timmins is $19.0 million, of which we have spent $17.4 million during the nine months ended Sept. 30, 2018. For information on our encouraging exploration results refer to recent news releases published in 2018 on Apr. 30, Jul. 25, and Sept. 6, available on the McEwen Mining website www.mcewenmining.com.

For a comprehensive video introduction to the potential of our properties and operations, watch our Sept. 6, 2018 investor day presentation here: MUX Investor Day on YouTube

San José, Argentina (49%)

San José production is in line with our full year production and cost guidance for 2018. Our attributable production from San José in Q3 was 11,768 gold ounces and 743,100 silver ounces, for a total of 21,676 GEOs at cash costs and AISC of $856 and $1,028 per GEO, respectively. Year-to-date our attributable production is 34,729 gold ounces and 2,204,349 silver ounces, for a total of 64,120 GEOs at cash costs and AISC of $864 and $1,078 per GEO, respectively.

During the three and nine months ended Sept. 30, 2018 we received $2.1 million and $9.4 million in dividends from our interest in San José, compared to $2.3 million and $7.2 million in dividends received during the same periods in 2017. For 2018, we are forecasting dividends of $12.0 million.

El Gallo, Mexico (100%)

El Gallo production has exceeded our full year guidance for 2018 of 32,000 GEOs and costs for the quarter are in line with our guidance. Residual heap leaching in Q3 resulted in 10,448 GEOs at cash costs and AISC of $671 and $696 per GEO, respectively. When combined with mining activity in the first half, year-to-date production was 33,473 GEOs at cash costs and AISC of $709 and $752 per GEO, respectively. Q3 was strong as a result of ore stacked on the heap leach pad at the end of Q2. Residual leaching is expected to taper significantly in Q4 to be more in line with our longer-term recovery expectations.

Fenix Project, Mexico (100%)

A new Preliminary Economic Assessment (PEA) study on potential production from the El Gallo Complex assets was published on Jul. 9, 2018. This proposed development plan evaluated in the PEA is called the Fenix Project. Key outcomes of Fenix Project include an average annual production rate of 47,000 ounces gold equivalent, a 12-year mine life, low initial capital cost of $41 million for Phase 1 and $30 million for Phase 2, and pay-back period of 4.1 years. At gold and silver prices of $1,250 and $16 per ounce the after-tax internal rate of return (IRR) is 28%, and the net present value (NPV) at a 5% discount rate is $60 million. The Fenix Project PEA is available for review on our website and SEDAR (www.sedar.com).

During the three and nine months ended Sept. 30, 2018, we spent $1.5 million and $2.6 million respectively, on activities required to advance the Fenix Project. A final feasibility study for the Fenix Project will be released during the first half of 2019.

Los Azules Project, Argentina (100%)

For the 2017-2018 exploration season at Los Azules, we forecasted $8.9 million in expenditures, of which we spent $5.5 million during the year. The activities performed were mainly technical site investigations and environmental baseline monitoring work, to advance permitting efforts. Currently, we are investigating the possibility of a new access road that could provide year-round access, as opposed to the current 5-month seasonal window.

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Conference Call and Webcast

We invite you to join our conference call, where management will discuss our Q3 2018 financial results and project developments and follow with a question and answer session. Questions can be asked directly by participants over the telephone or can be emailed in advance to info@mcewenmining.com. Please email questions prior to the start of the call.

	Toll Free USA & Canada:	1 (844) 630-9911
Wednesday, Oct. 31st, 2018	Outside USA & Canada:	1 (210) 229-8828
11:00 am EDT	Conference ID Number:	1787027
	Webcast Link:	https://edge.media-server.com/m6/p/8bcjbhsg

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/8bcjbhsg or by calling (855)-859-2056 (North America) / (404)-537-3406 (International), Conference ID Number 1787027.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

QUALIFIED PERSON

The technical contents of this news release has been reviewed and approved by Nathan Stubina, Managing Director - Innovation, and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

RELIABILITY OF INFORMATION REGARDING SAN JOSÉ

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest. In the case of MSC, total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2018.

Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo Mine which ceased mining and crushing activities by Jun. 30, 2018, Black Fox Mine and our 49% attributable share of the San José Mine’s Net Sales, less their respective

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Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining’s Quarterly on Form 10-Q for the quarter ended Sept. 30, 2018.

Cash, investments and precious metals

The term cash, investments and precious metals used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Cash, investments and precious metals is calculated as the sum of cash, restricted cash, investments, and ounces of doré held in inventory, valued at the London P.M. Fix spot price at the corresponding period. A reconciliation to the most directly comparable U.S. GAAP measure, metals inventory, is provided in McEwen Mining’s Quarterly  Report on Form 10-Q for the quarter ended Sept. 30, 2018.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext. 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866) 441-0690

Instagram: instagram.com/mcewenmining
2215 N. 5th St.
Elko, NV, USA
89801
(775) 777-9977

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